                                U.S. $30,000,000


                           LOAN AND SECURITY AGREEMENT


                         Dated as of September 29, 1998

                                     between

                 INDESCO INTERNATIONAL, INC., AFA PRODUCTS, INC.

                                       and

                           CONTINENTAL SPRAYERS, INC.

                                  as Borrower,

                                       and

                           FIRST UNION NATIONAL BANK,

                                    as Lender

                                                 TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----
SECTION 1.  PARTIES...............................................................................................1
SECTION 2.  LOANS AND LETTERS OF CREDIT...........................................................................1
SECTION 3.  INTEREST AND FEES.....................................................................................7
SECTION 4.  GRANT OF SECURITY INTEREST...........................................................................12
SECTION 5.  COLLECTION AND ADMINISTRATION........................................................................13
SECTION 6.  ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS.................................................16
SECTION 7.  EVENTS OF DEFAULT AND REMEDIES.......................................................................25
SECTION 8.  JURY TRIAL WAIVER; CERTAIN OTHER WAIVERS AND CONSENTS................................................29
SECTION 9.  TERM OF AGREEMENT; MISCELLANEOUS.....................................................................31
SECTION 10. ADDITIONAL DEFINITIONS AND TERMS....................................................................35

List of Schedules

SCHEDULE A                 Closing Conditions
SCHEDULE B                 Permitted Liens
SCHEDULE C                 Form of Borrowing Base Certificate
SCHEDULE D                 Permitted Indebtedness
SCHEDULE E                 Inventory Locations
SCHEDULE F                 Other Offices
SCHEDULE G                 Trade Names
SCHEDULE H                 Intellectual Property
SCHEDULE I                 Form of Promissory Note
SCHEDULE J                 Form of Legal Opinion

                                                 Definitions Index

"AAA"............................................................................................................29
"ADJUSTED BASE RATE"..............................................................................................8
"ADJUSTED LIBOR RATE".............................................................................................9
"ARBITRATION RULES"..............................................................................................29
"AVAILABILITY"...................................................................................................13
"BASE RATE".......................................................................................................8
"BASE RATE LOAN"..................................................................................................6
"BORROWER"........................................................................................................1
"BORROWING BASE"..................................................................................................1
"BUSINESS DAY"...................................................................................................14
"CALCULATION DATE"...............................................................................................36
"COLLATERAL".....................................................................................................12
"DISPUTES".......................................................................................................29
"EBITDA".........................................................................................................38
"ELIGIBLE ACCOUNTS"...............................................................................................2
"ELIGIBLE EQUIPMENT"..............................................................................................3
"ELIGIBLE INVENTORY"..............................................................................................2
"EURODOLLAR LOAN".................................................................................................6
"EVENTS OF DEFAULT"..............................................................................................26
"Excess Funding Borrower"........................................................................................33
"Excess Payment".................................................................................................34
"FEDERAL FUNDS RATE"..............................................................................................8
"FIXED CHARGE COVERAGE RATIO"....................................................................................38
"FUNDED INDEBTEDNESS"............................................................................................38
"GAAP"...........................................................................................................19
"III".............................................................................................................1
"INDENTURE"......................................................................................................24
"INTEREST PERIOD".................................................................................................9
"Joint Obligations"..............................................................................................34
"LANDLORD WAIVER".................................................................................................3
"LENDER"..........................................................................................................1
"LETTER OF CREDIT CHARGES"........................................................................................5
"LETTERS OF CREDIT"...............................................................................................4
"LEVERAGE RATIO".................................................................................................38
"LIBOR"...........................................................................................................8
"LOAN"............................................................................................................6
"Loan Agreement"..................................................................................................1
"Loan Documents"..................................................................................................1
"MAXIMUM REVOLVING CREDIT"........................................................................................1
"OBLIGATIONS"....................................................................................................12
"ORIGINAL FIXED ASSET AVAILABILITY"...............................................................................3
"PERMITTED INDEBTEDNESS".........................................................................................25
"PERMITTED LIENS"................................................................................................21
"POLYTEK"........................................................................................................17
"PRIME RATE"......................................................................................................8
"Pro Rata Share".................................................................................................34
"RESERVES"........................................................................................................4
"RESTRICTED SUBSIDIARIES"........................................................................................17
"RESTRICTED SUBSIDIARY"..........................................................................................17
"Revolving Loans".................................................................................................1

                                                        ii

"TAXES"...........................................................................................................9
"TERM"...........................................................................................................31
"UCC".............................................................................................................1
"UNIFORM COMMERCIAL CODE"........................................................................................32
"UNRESTRICTED SUBSIDIARIES"......................................................................................17
"UNRESTRICTED SUBSIDIARY"........................................................................................17
"YEAR 1 FIXED ASSET AVAILABILITY".................................................................................3
"YEAR 2 FIXED ASSET AVAILABILITY".................................................................................4
"YEAR 3 FIXED ASSET AVAILABILITY".................................................................................4

                                                        iii

                           LOAN AND SECURITY AGREEMENT


         This Loan and Security Agreement (the "AGREEMENT") dated as of September 29, 1998, is between the undersigned Borrower and the undersigned Lender concerning loans and other credit accommodations to be made by Lender to Borrower.

SECTION 1.  PARTIES

         1.1 The "BORROWER" is the person, firm, corporation or other entity, identified as the Borrower in Section 10.5(c) and its successors and permitted assigns. If more than one Borrower is specified in Section 10.5(c), all references to Borrower shall mean each of them, jointly and severally, individually and collectively, and the successors and permitted assigns of each. "III" is Indesco International, Inc.

         1.2 The "LENDER" is FIRST UNION NATIONAL BANK, and its successors and assigns.


SECTION 2.  LOANS AND LETTERS OF CREDIT

         2.1 Revolving Loans. Lender shall, subject to the terms and conditions contained herein and the satisfaction of the closing and funding conditions set forth in Schedule A hereto, make revolving loans to Borrower ("REVOLVING LOANS") during the TERM (as defined below) in amounts requested by Borrower from time to time, provided that the requested Revolving Loan would not cause the outstanding Revolving Loans and LETTERS OF CREDIT (as defined below) to exceed the lesser of the MAXIMUM REVOLVING CREDIT (as defined below) or the BORROWING BASE (as defined below) existing immediately prior to the making of the requested Revolving Loan. Subject to the terms and conditions hereof, Borrower may borrow, repay and reborrow Revolving Loans, as set forth in this Agreement.

         (a) The "MAXIMUM REVOLVING CREDIT" is set forth in Section 10.1(a) hereof.

         (b) The "BORROWING BASE" shall be calculated at any time as the sum of
(i) the product obtained by multiplying the outstanding amount of ELIGIBLE ACCOUNTS (as defined below), net of all taxes, discounts, allowances and credits given or claimed, by 85%, plus (ii) the product(s) obtained by multiplying 60% by the values (as reasonably determined by Lender based on the lower of cost (on a FIFO basis) or market) of ELIGIBLE INVENTORY (as defined below), plus (iii) the ORIGINAL FIXED ASSET AVAILABILITY (as such amount is reduced from time to time in accordance with the definition thereof contained herein), plus (iv) the YEAR 1 FIXED ASSET AVAILABILITY (as such amount is reduced from time to time in accordance with the definition thereof contained herein), plus (v) the YEAR 2 FIXED ASSET AVAILABILITY (as such amount is reduced from time to time in accordance with the definition thereof contained herein), plus (vi) the YEAR 3 FIXED ASSET AVAILABILITY (as such amount is reduced from time to time in accordance with the definition thereof contained herein).

         (c) "ELIGIBLE ACCOUNTS" are accounts created by Borrower in the ordinary course of its business which satisfy the following criteria: (1) such accounts arise from bona fide completed transactions and have not remained unpaid for more than the number of days after the invoice date set forth in
Section 10.1(b) (with respect to Eligible Accounts with normal terms of sale) or for more than the number of days after the due date set forth in Section 10.1(c) (with respect to Eligible Accounts with extended terms of sale); (2) the amounts of the accounts reported to Lender are absolutely owing to Borrower and do not arise from sales on consignment, guaranteed sales or other terms under which payment by the account debtors may be conditional or contingent; (3) the account debtor's chief executive office or principal place of business is located in the United States or Canada (unless payment of any such account debtor's accounts is backed by a letter of credit or credit insurance acceptable to, and approved by, Lender); (4) such accounts do not arise from progress billings, retainages or bill and hold sales; (5) there are no contra relationships, setoffs, counterclaims or disputes existing with respect thereto (provided, however, accounts excluded from Eligible Accounts solely by reason of this subsection (5) shall nevertheless be considered Eligible Accounts to the extent of amounts thereunder which are not affected by contra amounts, setoffs, counterclaims or disputes); (6) the goods giving rise thereto were not at the time of the sale subject to any liens except for PERMITTED LIENS (as defined below) and such accounts are free and clear of all liens except for Permitted Liens; (7) such accounts are not accounts with respect to which the account debtor or any officer or employee thereof is an officer, employee or agent of or is affiliated with Borrower, directly or indirectly, whether by virtue of family membership, ownership, control, management or otherwise; (8) such accounts are not accounts with respect to which the account debtor is the United States or any state or political subdivision thereof or any department, agency or instrumentality of the United States, any state or political subdivision, unless there has been compliance with the Assignment of Claims Act or any similar state or local law, if applicable; (9) Borrower has delivered to Lender or Lender's representative such documents as Lender may have requested pursuant to Section 5.8 hereof in connection with such accounts and Lender shall have received a verification of such account, satisfactory to it, if sent to the account debtor or any other obligor or any bailee pursuant to Section 5.4 hereof; (10) there are no facts existing or threatened which might result in any material adverse change in the account debtor's financial condition; (11) such accounts owed by a single account debtor or its affiliates do not represent more than twenty percent (20%) of all otherwise Eligible Accounts (accounts excluded from Eligible Accounts solely by reason of this subsection (11) shall nevertheless be considered Eligible Accounts to the extent of the amount of such accounts which does not exceed such percentage of all otherwise Eligible Accounts); and (12) such accounts are not owed by an account debtor who is or whose affiliates are past due upon other accounts owed to Borrower comprising more than fifty percent (50%) of the accounts of such account debtor or its affiliates owed to Borrower.

         (d) "ELIGIBLE INVENTORY" is inventory owned by Borrower which is located at one of the addresses set forth in Section 10.5(e) and which is determined as follows: (1) the aggregate gross amount of each item of Borrower's inventory, valued at the lower of cost (on a FIFO basis) or market, which (A) is owned solely by Borrower and with respect to which Borrower has good, valid and marketable title, (B) is stored on property that is either (i) owned or leased by Borrower or (ii) owned or leased by a warehouseman that has contracted with Borrower to store inventory on such warehouseman's property or by a filler, processor or packer of Borrower (provided, that, with respect to inventory stored on property leased by Borrower or property owned or leased by a warehouseman, filler, processor or packer, Borrower shall have delivered in favor of Lender a landlord lien waiver in form and substance satisfactory to Lender (a "LANDLORD WAIVER") from such landlord, warehouseman, filler, processor or packer in respect thereof); (C) is subject to a valid, enforceable and first priority lien in favor of Lender except, with respect to Eligible Inventory stored at sites described in clause (B)(ii) above for normal and customary warehouseman, filler, packer and processor charges); (D) is located in the United States; and (E) is not obsolete or slow moving and for which a markdown reserve has not been made, and which otherwise conforms to the warranties contained herein, (2) less inventory consisting of packaging or manufacturing supplies (other than raw materials), (3) less markdown reserves,
(4) less any goods returned or rejected by Borrower's customers for which a credit has not yet been issued and goods in transit to third parties (other than to Borrower's agents, warehouses, fillers, processors or packers that comply with clause (1)(B)(ii) above), (5) less any inventory that is a no charge or sample item; (6) less a reserve equal to the amount of all accounts payable of Borrower owed or owing to any filler, packer or processor of Borrower; (7) less any inventory which is held by Borrower pursuant to consignment, sale or return, sale on approval or similar arrangement; and (8) less any increase in inventory value representing production variances.

         (e) "ELIGIBLE EQUIPMENT" is production and production related equipment (excluding molds) which (i) is owned solely by Borrower and with respect to which Borrower has good, valid and marketable title, (ii) is stored on property that is either owned or leased by Borrower (provided, that, with respect to any of such equipment stored on property leased by Borrower, Borrower shall have delivered in favor of Lender a landlord lien waiver in form and substance satisfactory to Lender (a "LANDLORD WAIVER") from such landlord in respect thereof); (iii) is subject to a valid, enforceable and first priority lien in favor of Lender; and (iv) is located at one of the addresses set forth in
Section 10.5(e).

         (f) "ORIGINAL FIXED ASSET AVAILABILITY" is the amount obtained by multiplying 75% by $19,873,000 (which amount is the orderly liquidation value of Eligible Equipment as of the date hereof, such value being derived from (i) as to Continental Sprayers, Inc. and Contour Cutting locations, from a draft desktop valuation analysis by Ernst & Young dated July 1, 1998 and (ii) as to the AFA location, from a formal appraisal by Greenwich Industrial Services dated July 1997); provided, however, such original amount shall be reduced on a quarterly basis commencing September 30, 1998 by an amount equal to 1/20th of such original amount.

         (g) "YEAR 1 FIXED ASSET AVAILABILITY" is the sum of (i) the amount obtained by multiplying 80% of the actual costs incurred by the Borrower to purchase ELIGIBLE EQUIPMENT during the period commencing the day after the date hereof through September 30, 1999 plus (ii) the amount obtained by multiplying 60% of the actual costs (including labor in the conversion process) incurred by the Borrower during the period commencing the day after the date hereof through September 30, 1999 in converting the then existing assembly equipment into modified assembly equipment, in each case in accordance with the Borrower's capital expenditure plan submitted to the Lender; provided, however, such original amount determined as of September 30, 1999 in accordance with subsections (g)(i) and (g)(ii) above shall be reduced on a quarterly basis commencing December 31, 1999 by an amount equal to 1/18th of such original amount.

         (h) "YEAR 2 FIXED ASSET AVAILABILITY" is the sum of (i) the amount obtained by multiplying 80% of the actual costs incurred by the Borrower to purchase ELIGIBLE EQUIPMENT during the period commencing on October 1, 1999 through September 30, 2000 plus (ii) the amount obtained by multiplying 60% of the actual costs (including labor in the conversion process) incurred by the Borrower during the period commencing on October 1, 1999 through September 30, 2000 in converting the then existing assembly equipment into modified assembly equipment, in each case in accordance with the Borrower's capital expenditure plan submitted to the Lender; provided, however, such original amount determined as of September 30, 2000 in accordance with subsections (h)(i) and (h)(ii) above shall be reduced on a quarterly basis commencing December 31, 2000 by an amount equal to 1/18th of such original amount.

         (i) "YEAR 3 FIXED ASSET AVAILABILITY" is the sum of (i) the amount obtained by multiplying 80% of the actual costs incurred by the Borrower to purchase ELIGIBLE EQUIPMENT during the period commencing on October 1, 2000 through March 31, 2001 plus (ii) the amount obtained by multiplying 60% of the actual costs (including labor in the conversion process) incurred by the Borrower during the period commencing on October 1, 2000 through March 31, 2001 in converting the then existing assembly equipment into modified assembly equipment, in each case in accordance with the Borrower's capital expenditure plan submitted to the Lender; provided, however, such original amount determined as of March 31, 2001 in accordance with subsections (i)(i) and (i)(ii) above shall be reduced on a quarterly basis commencing June 30, 2001 by an amount equal to 1/20th of such original amount.

         (j) Lender shall have a continuing right to deduct reserves in determining the Borrowing Base ("RESERVES"), and to increase and decrease such Reserves from time to time, in Lender's reasonable discretion; provided, however, Lender shall give Borrower fifteen (15) days' prior written notice to Borrower of the implementation or increase or decrease of such reserves, such notice to describe in reasonable detail the reserves and the reasons therefor. Lender may, at its option, but exercise in reasonable discretion, implement Reserves by designating as ineligible a sufficient amount of accounts, inventory or equipment which would otherwise be Eligible Accounts, Eligible Inventory or Eligible Equipment so as to reduce the Borrowing Base by the amount of the intended Reserve.

         (k) Notwithstanding the terms set forth in the definitions of "Eligible Inventory" or "Eligible Equipment", (i) Borrower shall have a period of 120 days in which to obtain a Landlord Waiver with respect to the leased location in El Paso, Texas and during such period and thereafter inventory and production equipment (and production related equipment) which is otherwise eligible shall not, at any time, be classified as ineligible on account of Borrower not having obtained such Landlord Waiver and (ii) if Borrower fails to obtain such Landlord Waiver within such period, Lender shall establish a Reserve in an amount equal to 12 months' rent under the lease with respect to such leased location.

         2.2 Letters of Credit. (a) Lender shall issue or cause to be issued, from time to time at Borrower's request standby letters of credit for Borrower's account ("LETTERS OF CREDIT") so long as such Letters of Credit are issued in the normal course of Borrower's business. Borrower shall execute and perform additional agreements relating to the Letters of Credit in form and substance acceptable to Lender and the issuer of any Letters of Credit, all of which shall supplement the rights and remedies granted herein. Any payments made by Lender or any affiliate of Lender in connection with the Letters of Credit shall constitute additional Revolving Loans to Borrower.

         (b) In addition to the fees and costs of any issuer in connection with issuing or administering the Letters of Credit, Borrower shall pay monthly to Lender, on the first day of each month, a charge on open Letters of Credit at the rate per annum set forth in Section 10.2(a) (the "LETTER OF CREDIT CHARGES").

         (c) No Letter of Credit will be issued if (x) the sum of (i) the stated amount of the Letter of Credit requested, plus fees and costs for issuance plus
(ii) all Revolving Loans and Letters of Credit then outstanding would exceed the lesser of (A) the Maximum Revolving Credit or (B) the Borrowing Base existing immediately prior to the issuance of the requested Letter of Credit or (y) the aggregate stated amount of all outstanding Letters of Credit would exceed, at any time, the Letter of Credit sublimit set forth in Section 10.2(b).

         (d) All indebtedness, liabilities and obligations of any sort whatsoever, however arising, whether present or future, fixed or contingent, secured or unsecured, due or to become due, paid or incurred, arising or incurred in connection with any Letter of Credit shall be included in the term "OBLIGATIONS", as defined herein, and shall include, without limitation, (i) all amounts due or which may become due under or in connection with any Letter of Credit; (ii) all amounts charged or chargeable to Borrower or to Lender by any bank, other finance institution or correspondent bank which opens, issues or is involved with any Letter of Credit; (iii) Lender's Letter of Credit Charges and all fees, costs and other charges of any issuer of any Letter of Credit; and
(iv) all duties, freight, taxes, costs, insurance and all such other charges and expenses which may pertain directly or indirectly to any Obligations or Letters of Credit or to the goods or documents relating thereto.

         (e) Borrower unconditionally agrees to indemnify and hold Lender harmless from any and all loss, claim or liability (including reasonable attorneys' fees) arising from any transactions or occurrences relating to any Letter of Credit established or opened for Borrower's account, the Collateral relating thereto and any drawings thereunder, including any such loss or claim due to any action taken by an issuer of any Letters of Credit. Borrower further agrees to indemnify and hold Lender harmless for any errors or omissions in connection with the Letters of Credit, whether caused by Lender, by the issuer of any Letter of Credit or otherwise. Borrower's unconditional obligation to indemnify and hold Lender harmless under this provision shall not be modified or diminished for any reason or in any manner whatsoever, except for Lender's willful misconduct or gross negligence. Borrower agrees that any charges made to Lender by any issuer of any Letter of Credit shall be conclusive on Borrower (absent manifest error) and may be charged to Borrower's account.

         (f) Lender shall not be responsible for: the conformity of any goods to the documents presented; the validity or genuineness of any documents; delay, default, or fraud by

Borrower or shipper and/or anyone else in connection with the Letters of Credit or any underlying transaction.

         (g) Borrower agrees that any action taken by Lender, if taken in good faith, or any action taken by an issuer of any Letter of Credit, under or in connection with any Letter of Credit, shall be binding on Borrower and shall not create any resulting liability to Lender. In furtherance thereof, Lender shall have the full right and authority to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to execute for Borrower's account any and all applications for steamship or airway guarantees, indemnities or delivery orders; to grant any extensions of the maturity of time of payment for, or time of presentation of, any drafts, acceptances, or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications or Letters of Credit. All of the foregoing actions may be taken in Lender's sole name, and the issuer thereof shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from Lender, all without any notice to or any consent from Borrower. None of the foregoing actions described in this subsection (g) may be taken by Borrower without Lender's express written consent nor shall Lender be liable in any way with respect thereto.

         2.3 [intentionally left blank].

         2.4 Loans Generally. (a) For purposes hereof, "LOAN" shall mean a Revolving Loan, and shall include any extension or conversion of an existing Loan (or portion thereof); "EURODOLLAR LOAN" shall mean any Loan (or portion thereof) bearing interest at a rate determined by reference to LIBOR as defined herein; "FLOATING LIBOR LOAN" shall mean any loan (or portion thereof) bearing interest at a rate determined by reference to FLOATING LIBOR as defined herein; and "BASE RATE LOAN" shall mean any Loan (or portion thereof) bearing interest at a rate of interest determined by reference to the BASE RATE as defined herein.

         (b) Each Loan (or portion thereof) may be a Base Rate Loan, a Floating LIBOR Loan or a Eurodollar Loan, as Borrower may request pursuant to the terms hereof; provided, however, Borrower shall not be entitled to select Floating LIBOR Loans or Eurodollar Loans upon the occurrence and during the continuance of an Event of Default. Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans. No more than five (5) Eurodollar Loans shall be outstanding at any one time. Eurodollar Loans shall be made in a minimum principal amount of $1,000,000 and integral multiples of $1,000,000 in excess thereof. No minimum amount requirements shall be applicable to Base Rate Loans or Floating LIBOR Loans.

         (c) Borrower shall give Lender written or telecopy notice (i) in the case of a Eurodollar Loan, not later than 10:00 a.m., Eastern Standard time, three (3) BUSINESS DAYS (as defined below) before a proposed borrowing and (ii) in the case of a Base Rate Loan or a Floating LIBOR Loan, not later than 10:00 a.m., Eastern Standard time, on the day of the proposed borrowing. Such notice shall be irrevocable and shall in each case refer to this Agreement and specify
(A) whether the Loan then being requested is to be a Eurodollar Loan, a

Floating LIBOR Loan or a Base Rate Loan; (B) the date of such borrowing (which shall be a Business Day) and the amount thereof; and (C) if such Loan is to be a Eurodollar Loan, the INTEREST PERIOD (as defined below) with respect thereto, provided, however, that Borrower shall not specify any Interest Period which expires after the end of the Term. If no election as to the type of Loan is specified in any such notice, then the requested Loan shall be a Base Rate Loan. If no Interest Period with respect to any Eurodollar Loan is specified in any such notice, then Borrower shall be deemed to have selected an Interest Period of one month's duration.

         (d) Lender shall make a Loan on the proposed date thereof by wire transfer of immediately available funds to Borrower by 3:00 p.m., Eastern Standard time, on such date, to Borrower's Operating Account designated in
Section 10.5(h) hereof. The principal amount of each Revolving Loan shall be repaid on the earlier of the last day of its corresponding Interest Period, unless converted or extended in accordance with Section 3.11, and the last day of the Term.

         (e) Lender may, in its sole discretion, make or permit Revolving Loans or issue or permit the issuance of Letters of Credit in excess of the Maximum Revolving Credit or the Borrowing Base or any other applicable formulas or sublimits. All or any portion of such excess(es) shall be immediately due and payable upon Lender's demand.

         (f) Borrower may prepay (i) Revolving Loans which are Base Rate Loans or Floating LIBOR Loans on any Business Day and (ii) upon three (3) Business Days' written notice to Lender, Revolving Loans which are Eurodollar Loans on the last day of the applicable Interest Period. Borrower shall pay all amounts under Section 3.10(c) with respect to the prepayment of Eurodollar Loans but no other penalties or premiums shall otherwise be imposed.

         (g) Each Revolving Loan shall be evidenced by a promissory note in the amount of the Maximum Revolving Credit and issued by Borrower to the order of Lender in substantially the form attached hereto on Schedule I ("REVOLVING NOTE" or the "PROMISSORY NOTE").

SECTION 3.  INTEREST AND FEES

         3.1 Interest. (a) Interest on Base Rate Loans and Floating LIBOR Loans shall be payable by Borrower on the first day of each month, calculated upon the closing daily balances in the loan account of Borrower for each day during the immediately preceding month, at the ADJUSTED BASE RATE (as defined below) then in effect with respect to Base Rate Loans, and at the Floating LIBOR Rate (as defined below) then in effect with respect to Floating LIBOR Loans. The Adjusted Base Rate shall increase or decrease by an amount equal to each increase or decrease, respectively, in the BASE RATE (as defined below), effective as of the date of each such change. The Floating LIBOR Rate shall be set on the first day of each month and shall continue through the end of each such month. Interest on Eurodollar Loans shall be payable by Borrower on the first day of each month and on the last day of each Interest Period, calculated upon the outstanding principal amount of such Eurodollar Loan during the immediately preceding month or such shorter period ending on the last day of such Interest Period, at the ADJUSTED LIBOR RATE (as defined below) then in effect. Upon the occurrence and during the continuance of an EVENT OF DEFAULT (as defined below) or termination or non-renewal hereof, interest on all unpaid Obligations shall accrue at a rate equal to two percent (2%) per annum in excess of the maximum interest rate then payable on Base Rate Loans until such time as all Obligations are indefeasibly paid in full (notwithstanding entry of any judgment against Borrower or the exercise of any other right or remedy by Lender), and all such interest shall be payable on demand. In no event shall charges constituting interest exceed the rate permitted under any applicable law or regulation, and if any provision of this Agreement is in contravention of any such law or regulation, such provision shall be deemed amended to conform thereto.

         (b) The "FEDERAL FUNDS RATE" for any day, is the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Lender on such day on such transactions as determined by Lender.

         (c) The "FLOATING LIBOR RATE" for any day, shall mean with respect to any month in which the Floating LIBOR Rate is effective under Section 3.1 hereof, the rate of interest per annum appearing on Telerate page 3750 (or any successor pages) British Bankers Association Settlement Rates, as the London interbank offered rate for deposits in US dollars at approximately 11:00 A.M. (London time) on the first day of the applicable month ("Floating Rate Effective Date") for a month period. The Floating LIBOR Rate shall be in effect for the entire month after the Floating Rate Effective Date. The Floating Rate shall be reset on the first day of every month.

         (d) The "PRIME RATE" is the rate of interest publicly announced by LENDER'S BANK set forth in Section 10.5(b) in Charlotte, North Carolina, or its successors and assigns from time to time as its "prime rate" with each change in such prime rate being effective on the date of such change (the Prime Rate is not intended to be the lowest rate of interest charged by Lender's Bank to its borrowers).

         (e) The "BASE RATE" for any day is the rate per annum equal to the higher of (i) the Federal Funds Rate for such day plus .5% or (ii) the Prime Rate for such day. The "ADJUSTED BASE RATE" is the rate of interest equal to the sum of the Base Rate then in effect and the APPLICABLE PERCENTAGE set forth in
Section 10.3(a).

         (f) "LIBOR" is, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) - British Bankers Association Interest Settlement Rates, as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Telerate Page 3750 (or any successor page), the applicable rate shall be the arithmetic mean of all such rates and provided, further, LIBOR shall be increased by any then applicable Eurocurrency liability reserve requirement imposed by the Board of Governors of the Federal Reserve. The "ADJUSTED LIBOR RATE" is the rate of interest equal to the sum of LIBOR then in effect and the Applicable Percentage set forth in
Section 10.3(a).

         (g) "INTEREST PERIOD" is, as to any Eurodollar Loan, the period commencing on the date of the borrowing (including extensions and conversions thereof) and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one (1), two (2), three (3) months or six (6) thereafter, as Borrower may elect; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and provided, further, that no Interest Period shall extend beyond the end of the Term.

         3.2 Facility Fee. Borrower shall pay Lender on the date hereof, a FACILITY FEE in the amount set forth in Section 10.3(c), which fee is fully earned as of the date hereof.

         3.3 [Intentionally left blank]

         3.4 Unused Line Fee. Borrower shall pay Lender monthly, on the first day of each month, in arrears, an UNUSED LINE FEE for each month during the Term at the rate per annum set forth in Section 10.3(d), calculated upon the amount, if any, by which the Maximum Revolving Credit exceeds the average outstanding daily principal balance during the preceding month of all Revolving Loans and any Letters of Credit.

         3.5 Charges to Loan Account. At Lender's option, all payments of principal, interest, fees, costs, expenses and other charges provided for in this Agreement or in any other agreement now or hereafter existing between Lender and Borrower, may be charged on the date when due, as Revolving Loans. Interest, fees for Letters of Credit, the Unused Line Fee and any other amounts payable by Borrower to Lender based on a per annum rate shall be calculated on the basis of actual days elapsed over a 360-day year.

         3.6 Taxes and Additional Costs. (a) Taxes; "Netting Up." All payments under this Agreement, under the Promissory Notes (including, without limitation, payments of principal and interest) and under any other instruments, agreements or documents relating hereto or thereto shall be payable to Lender free and clear of any and all future taxes, levies, imposts, duties, deductions, withholdings, fees and similar charges (the "TAXES"). If any Taxes are required to be withheld or deducted from any amount payable under this Agreement, the Promissory Notes or such other instruments, agreements or documents, the amount payable under the Agreement, the Promissory Notes or such other instruments, agreements or documents will be increased to the amount which, after deduction from such increased amount of all Taxes required to be withheld or deducted therefrom, will yield to Lender the amount stated to be payable under this

Agreement, the Promissory Notes or such other instruments, agreements or documents. Borrower will execute and deliver to Lender at its request such further instruments as may be necessary to give full force and effect to any such increase. If any of the Taxes specified in this Section are paid by Lender, Borrower will, upon demand of Lender, immediately reimburse Lender for such payments, whether or not such Taxes are correctly or properly asserted. Nothing contained herein shall apply to taxes measured by the overall net income of Lender. If either party hereto shall receive actual written notice that any payment must be adjusted pursuant to this subsection, it shall give written notice to the other party with reasonable promptness.

         (b) Additional Costs. In the event that any applicable law or regulation, or the interpretation thereof by any governmental authority charged with the administration thereof, hereafter subjects Lender to any tax of any kind whatsoever, whether foreign or domestic, with respect to this Agreement, the Promissory Notes or any other instruments, agreements or documents relating hereto or thereto, or imposes, modifies or deems applicable any reserve requirement against assets held by or deposits in or for the account of, or loans by, Lender or imposes on Lender, directly or indirectly, any other charges or conditions affecting this Agreement, the Promissory Notes or any other instruments, agreements or documents relating hereto or thereto, or in the event Lender is subject to any change in its capital adequacy requirements with respect to loans such as the Loans or other extensions of credit such as the Letters of Credit, and the result of any of the foregoing is to materially increase the cost to Lender of maintaining the Maximum Revolving Credit, the Loans or the Letters of Credit, then Borrower will pay to Lender the additional amount or amounts specified in writing to Borrower by Lender to be necessary to compensate Lender for such additional cost.

         (c) If any withholding tax paid by Borrower pursuant to this section shall be reimbursed to Lender by any taxing authority, Lender shall repay such amount with reasonable promptness to Borrower.

         3.7 Evidence of Amounts Outstanding, Etc. Lender shall enter in its internal records the date and amount of each Loan and Letter of Credit made or issued by Lender to Borrower hereunder, and the date and amount of each repayment of principal and interest. Entries made in such internal records reflecting said information as to the Loans and Letters of Credit shall (absent manifest error) constitute prima facie evidence of the transactions represented by such entries; provided, however, that the failure by Lender to make an entry in such records shall not limit or otherwise affect the obligation of Borrower hereunder to repay the Obligations, including, without limitation, the principal amount thereof and interest accrued thereon.

         3.8 Eurodollar Deposits Unavailable or Interest Rate Unascertainable. In the event that, prior to any Interest Period of a Eurodollar Loan, Lender shall have determined (which determination shall be conclusive and binding on the parties hereto) that deposits of the necessary amount for the relevant Interest Period are not available to Lender in the interbank Eurodollar market or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining LIBOR applicable to such Interest Period, Lender shall promptly give notice of such determination to Borrower, and Lender shall not be obligated to make, convert any Base Rate Loan to, or extend, a Eurodollar Loan to Borrower pursuant to Section 2.1 or 3.11, as applicable.

         3.9 Changes in Law Rendering Eurodollar Loans Unlawful. If at any time due to any new law, treaty or regulation, or any interpretation thereof by any governmental or other regulatory authority charged with the administration thereof, or for any other reason arising subsequent to the date hereof, it shall become unlawful for Lender to fund a Eurodollar Loan, the obligation of Lender to provide a Eurodollar Loan shall, upon the happening of such event, forthwith be suspended for the duration of such illegality. In the event of such a change occurring, Lender shall notify Borrower thereof in writing stating the reasons therefor, and Borrower shall, on the earlier of (a) the last day of the then current Interest Period with respect thereto or (b) if required by such law, regulation or interpretation, on such date as shall be specified in such notice, repay or prepay (as applicable) any outstanding Eurodollar Loan to Lender in full together with any additional amounts payable under Section 3.10 on account of such prepayment.

         3.10 Funding Indemnity. Borrower promises to indemnify Lender and to hold Lender harmless from any loss or expense which Lender may sustain or incur (other than through Lender's gross negligence or willful misconduct) as a consequence of (a) default by Borrower in making a borrowing of, conversion into or extension of Eurodollar Loans after Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by Borrower in making any prepayment of a Eurodollar Loan after Borrower has given a notice thereof in accordance with the provisions of this Agreement, and (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurodollar Loans, such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or extended, for the period from the date of such prepayment or of such failure to borrow, convert or extend to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or extend, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein over (ii) the amount of interest (as reasonably determined by Lender) which would have accrued to Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.11 Extensions and Conversions. Subject to the terms and conditions contained herein, Borrower shall have the option, on any Business Day, to extend existing Eurodollar Loans into a subsequent Interest Period, to convert Base Rate Loans into Eurodollar Loans, or to convert Eurodollar Loans into Base Rate Loans; provided, however, that (a) except as provided in Section 3.9, Eurodollar Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (b) Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if no Event of Default or any event which constitutes or would, with the giving of notice or lapse of time or both, constitute an Event of Default, is in existence on the date of extension or conversion, (c) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" and shall be in such minimum amounts as provided in Section 2.4, and (d) no more than five (5) separate Eurodollar Loans shall be outstanding hereunder at any one time. Each such extension or conversion shall be effected by Borrower by giving a written notice (or telephone notice promptly confirmed in writing) to Lender prior to 10:00 a.m., Eastern Standard time, on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall constitute a representation and warranty by Borrower of the matters specified in Section 6 hereof. In the event Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto.

SECTION 4.  GRANT OF SECURITY INTEREST

         4.1 Grant of Security Interest. To secure the payment and performance in full of all Obligations, Borrower hereby grants to Lender a continuing security interest in and lien upon and a right of setoff against, and Borrower hereby assigns and pledges to Lender, all of the Collateral, including any Collateral not deemed eligible for lending purposes.

         4.2 Obligations. "OBLIGATIONS" shall mean any and all Revolving Loans, reimbursement and other payment obligations under or in connection with the Letters of Credit, all liabilities and obligations arising under interest rate protection agreements (including swaps, collars and caps) extended by Lender or any of its affiliates and all other indebtedness, liabilities and obligations for borrowed money of every kind, nature and description owing by Borrower to Lender and/or its affiliates, including principal, interest, charges, fees and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise whether now existing or hereafter arising, whether arising before or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed or extended and whether arising directly or howsoever acquired by Lender including from any other entity outright, conditionally or as collateral security, by assignment, merger with any other entity, participations or interests of Lender in the obligations of Borrower to others, assumption, operation of law, subrogation or otherwise and shall also include all amounts chargeable to Borrower under this Agreement or in connection with any of the foregoing.

         4.3 Collateral. "COLLATERAL" shall mean all of the following property of Borrower:

         (a) All now owned and hereafter acquired right, title and interest of Borrower in, to and in respect of all: accounts receivable; interest in goods represented by accounts; returned, reclaimed or repossessed goods with respect thereto; rights as an unpaid vendor; and agreements or property securing or relating to any of the items referred to above;

         (b) All now owned and hereafter acquired right, title and interest of Borrower in, to and in respect of goods, including, but not limited to:

                  (i) All inventory, wherever located, whether now owned or hereafter acquired, of whatever kind, nature or description, including all raw materials, work-in-process, finished goods, and materials to be used or consumed in Borrower's business; and

                  (ii) All equipment (including tools, dyes and molds), wherever located whether now owned or hereafter acquired, including, without limitation, all machinery, equipment, motor vehicles and furniture, and any and all additions, substitutions, replacements (including spare parts), and accessions thereof and thereto;

         (c) All present and future books and records relating to any of the above including, without limitation, all computer programs, printed output and computer readable data in the possession or control of Borrower, any computer service bureau or other third party;

         (d) All products and proceeds of the foregoing in whatever form and wherever located, including, without limitation, all insurance proceeds and all claims against third parties for loss or destruction of or damage to any of the foregoing.


SECTION 5.  COLLECTION AND ADMINISTRATION

         5.1 Collections. Borrower shall, at Borrower's expense and in the manner requested by Lender from time to time after the occurrence of an Event of Default or after AVAILABILITY (as defined below) becomes less than $5,000,000 on any day or after average Availability for any 30 consecutive day period is less than $7,500,000 (such Event of Default or reduction of Availability referred to herein as a "LOCKBOX TRIGGERING EVENT"), direct that remittances and all other proceeds of accounts and other Collateral shall be sent to a lock box designated by and/or maintained in the name of Lender, and deposited into a bank account now or hereafter selected by Lender and maintained in the name of Lender under arrangements with the depository bank under which all funds deposited to such bank account are required to be transferred solely to Lender. Once instituted, such lockbox system shall remain in effect unless Lender directs otherwise. Borrower shall bear all risk of loss of any funds deposited into such account except to the extent such loss is covered by the gross negligence or the willful misconduct of Lender. In connection therewith, Borrower shall execute such lock box and bank account agreements as Lender shall specify. Any collections or other Collateral proceeds received by Borrower shall be held in trust for Lender and immediately remitted to Lender in kind. "AVAILABILITY" at any time shall mean the amount by which the Borrowing Base exceeds the sum of the outstanding Revolving Loans and Letters of Credit.

         5.2 Payments. All Obligations shall be payable by 2:00 p.m., Eastern Standard time, on the date such Obligations are due, at LENDER'S OFFICE set forth in Section 10.5(a) below or at Lender's Bank or at such other bank or place as Lender may expressly designate from time to time for purposes of this Section. Lender shall apply all proceeds of accounts or other Collateral received by Lender and all other payments in respect of the Obligations to the Revolving Loans whether or not then due or to any other Obligations then due, in whatever order or manner Lender shall determine. For purposes of determining the Borrowing Base, remittances and other payments with respect to the Collateral and Obligations will be treated as credited to the loan account of Borrower maintained by Lender and Collateral balances to which they relate, upon the date of Lender's receipt of advice from Lender's Bank that such remittances or other payments have been credited to Lender's account or in the case of remittances or other payments received directly in kind by Lender, upon the date of Lender's deposit thereof at Lender's Bank, subject to final payment and collection. In computing interest charges, the loan account of Borrower maintained by Lender will be credited with remittances and other payments the number of days set forth in Section 10.3(b) after the day Lender has received advice of receipt of remittances in Lender's account at Lender's Bank. For purposes of this Agreement, "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any other day on which banks located in states where Lender has its offices, are authorized to close (or in London, England in the case of notices and determinations in connection with setting LIBOR).

         5.3 Loan Account Statements. Lender shall render to Borrower monthly a loan account statement. Each such statement shall be considered correct and binding upon Borrower, except to the extent that Lender receives, within sixty
(60) days after the mailing of such statement, written notice from Borrower of any specific exceptions by Borrower to that statement or except to the extent of manifest error in such statement.

         5.4 Direct Collection. Lender may, at any time, whether or not an Event of Default has occurred, without notice to or consent of Borrower, send, or cause to be sent by its designee, requests (which may identify the sender by a pseudonym) for verification of accounts and other Collateral directly to any account debtor or any other obligor or any bailee with respect thereto. Lender may, at any time, after an Event of Default has occurred and during the continuance of such an Event of Default, without notice to or assent of Borrower, (a) notify any account debtor that the accounts and other Collateral which includes a monetary obligation have been assigned to Lender by Borrower and that payment thereof is to be made to the order of and directly to Lender and (b) demand, collect or enforce payment of any accounts or such other Collateral, but without any duty to do so, and Lender shall not be liable for any failure to collect or enforce payment thereof. At Lender's request after the occurrence and during the continuance of an Event of Default, all invoices and statements sent to any account debtor, other obligor or bailee, shall state that the accounts and such other Collateral have been assigned to Lender and are payable directly and only to Lender.

         5.5 Attorney-in-Fact. Borrower hereby appoints Lender and any designee of Lender as Borrower's attorney-in-fact and authorizes Lender or such designee, at Borrower's sole expense, to exercise at any time in Lender's or such designee's discretion after the occurrence and during the continuance of an Event of Default all or any of the following powers, which powers of attorney, being coupled with an interest, shall be irrevocable until all Obligations have been paid in full: (a) receive, take, endorse, assign, deliver, accept and deposit, in the name of Lender or Borrower, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral or the proceeds thereof, (b) transmit to account debtors, other obligors or any bailees notice of the interest of Lender in the Collateral or request from account debtors or such other obligors or bailees at any time, in the name of Borrower or Lender or any designee of Lender, information concerning the Collateral and any amounts owing with respect thereto, (c) notify account debtors or other obligors to make payment directly to Lender, or notify bailees as to the disposition of Collateral, (d) take or bring, in the name of Lender or Borrower, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of or other realization upon the accounts and other Collateral, (e) change the address for delivery of mail to Borrower and receive and open mail addressed to Borrower, (f) extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all accounts or other Collateral which includes a monetary obligation and discharge or release the account debtor or other obligor, without affecting any of the Obligations, and (g) execute in the name of Borrower and file against Borrower in favor of Lender financing statements or amendments with respect to the Collateral.

         5.6 Liability. Borrower hereby releases and exculpates Lender, its officers, employees and designees, from any liability arising from any acts under this Agreement or in furtherance thereof, whether as attorney-in-fact or otherwise, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for willful misconduct or gross negligence. In no event will Lender have any liability to Borrower for lost profits or other special or consequential damages.

         5.7 Administration of Accounts. After written notice by Lender to Borrower and automatically, without notice, upon the occurrence and during the continuance of an Event of Default, Borrower shall not, without the prior written consent of Lender in each instance, (a) grant any extension of time of payment of any of the accounts or any other Collateral which includes a monetary obligation, (b) compromise or settle any of the accounts or any such other Collateral for less than the full amount thereof, (c) release in whole or in part any account debtor or other person liable for the payment of any of the accounts or any such other Collateral, or (d) grant any credits. discounts, allowances, deductions, return authorizations or the like with respect to any of the accounts or any such other Collateral; provided, however, prior to the occurrence of an Event of Default, Borrower may take any such actions provided any such individual action has a dollar impact of less than $500,000 and the aggregate of such actions in any fiscal year has a dollar impact of less than $1,000,000.

         5.8 Documents. At such times as Lender may request and in the manner specified by Lender, Borrower shall deliver to Lender or Lender's representative, as Lender shall designate, copies of invoices, agreements, proofs of rendition of services and delivery of goods and other documents evidencing or relating to the transactions which gave rise to accounts or other Collateral, together with customer statements, schedules describing the accounts or other Collateral and/or statements of account to Lender of the accounts or other Collateral, in form and substance reasonably satisfactory to Lender and duly executed by Borrower. Without limiting the provisions of Section 5.7, Borrower's granting of credits, discounts, allowances, deductions, return authorizations or the like will be promptly reported to Lender in writing pursuant to Borrowing Base certificates furnished by Borrower to Lender in accordance with the terms of this Agreement. In no event shall any such schedule or confirmatory assignment (or the absence thereof or omission of any of the accounts or other Collateral therefrom) limit or in any way be construed as a waiver, limitation or modification of the security interests or rights of Lender or the warranties, representations and covenants of Borrower under this Agreement. Any documents, schedules, invoices or other paper delivered to Lender by Borrower may be destroyed or otherwise disposed of by Lender six months after receipt by Lender, unless Borrower requests their return in writing in advance and makes prior arrangements for their return at Borrower's expense.

         5.9 Access. From time to time as requested by Lender, at the sole expense of Borrower (up to the limits set forth in Section 6.22), Lender or its designee shall have access, prior to an Event of Default during reasonable business hours and on or after an Event of Default at any time, to all of the premises where Collateral is located for the purposes of inspecting the Collateral (provided such inspections do not cause any material disruptions and provided the amount of field examinations conducted by Lender shall not exceed 3 per fiscal year prior to the occurrence of an Event of Default), and all Borrower's books and records, and Borrower shall permit Lender or its designee to make such copies of such books and records or extracts therefrom as Lender may reasonably request. Without expense to Lender, Lender may use such of Borrower's personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises for the collection of accounts and realization on other Collateral as Lender, in its reasonable discretion, deems appropriate. Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Lender at Borrower's expense all financial information. books and records, work papers, management reports and other information in their possession regarding Borrower.


SECTION 6.  ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS

         Borrower hereby represents, warrants and covenants to Lender the following, the truth and accuracy of which, and compliance with which, shall be continuing conditions of the making of any Loans or issuance of any Letters of Credit by Lender to Borrower (provided the provisions of this Section 6 shall not apply to Unrestricted Subsidiaries):

         6.1 Incorporation, Good Standing, and Due Qualification. Borrower is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required except for those jurisdictions where the failure to qualify would not have a material adverse effect on Borrower (taken as a whole). III has no subsidiaries other than AFA Products, Inc. and Continental Sprayers International, Inc. which are included within the term "BORROWER", Afa Polytek B.V. ("POLYTEK") and those other subsidiaries listed in Section 10.5(i) (hereinafter (i) AFA Products, Inc. and Continental Sprayers International, Inc. are referred to sometimes collectively as the "RESTRICTED SUBSIDIARIES" or individually as a "RESTRICTED SUBSIDIARY" and (ii) Polytek, the subsidiaries listed in Section 10.5(i) and any subsidiaries hereafter acquired or formed by Borrower shall sometimes be collectively referred to as the "UNRESTRICTED SUBSIDIARIES" or individually referred to as a "UNRESTRICTED SUBSIDIARY"). III shall have the right from time to time to designate an Unrestricted Subsidiary which is a U.S. entity as a Restricted Subsidiary (hereinafter a "DESIGNATED SUBSIDIARY"). III shall give Lender notice of such designation and shall execute any and all documents and take any and all steps reasonably requested by Lender (and pay all costs and expenses related thereto) for purposes of making such Designated Subsidiary a "Borrower" hereunder. Upon the satisfaction of such requests, the Designated Subsidiary shall become a "Borrower" hereunder. III shall have the further right to redesignate any such Designated Subsidiary as an Unrestricted Subsidiary (hereinafter a "REDESIGNATED SUBSIDIARY") provided that
(a) no Event of Default exists immediately prior to or would exist after such redesignation, (b) the Borrowing Base is adjusted to remove therefrom all assets of such Designated Subsidiary and (c) the Borrower simultaneously makes all payments required hereunder on account of such adjustment to the Borrowing Base. Upon any such re-designation in accordance with the foregoing terms, Lender's lien on the assets of such Redesignated Subsidiary shall automatically be deemed to be released.

         6.2 Corporate Power and Authority. The execution, delivery, and performance by Borrower of this Agreement have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of the stockholders of such corporation; (b) contravene such corporation's charter or bylaws; (c) violate any provision of any law, rule, regulation (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to Borrower; (d) result in a breach of or constitute a default under any indenture, loan, or credit agreement, or any other agreement, lease, or instrument to which Borrower is a party or by which it or its properties may be bound or affected; (e) result in, or require, the creation or imposition of any lien upon or with respect to any of the properties now owned or hereafter acquired by Borrower other than hereunder; or (f) cause Borrower to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award or any such indenture, agreement, lease, or instrument.

         6.3 Legally Enforceable Agreement. This Agreement constitutes the legal, valid, and binding obligations of Borrower, and is enforceable in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, equitable remedies and other similar laws affecting creditors' rights generally.

         6.4 Closing Financial Statements. Borrower has delivered to Lender copies of (i) the Condensed Consolidated Financial Statements of III and its subsidiaries for the three month periods ending April 6, 1997 and April 5, 1998,
(ii) the Condensed Consolidated Financial Statements of III and its subsidiaries for the six month periods ending July 6, 1997 and July 5, 1998 and (iii) the financial statements set forth on pages F-2 through F-7 and F-47 through F-48 of III's Offering Memorandum, dated April 20, 1998, relating to the offering of its 9-3/4% Senior Subordinated Notes due 2008 (collectively, the "Financial Statements"). Subject to normal year-end audit adjustments (in the case of the financial statements described in (i) and (ii)), the Financial Statements fairly present in all material respects the financial condition of III and its subsidiaries as at such date and the results of operations of III and its subsidiaries for the period covered by such statements all in conformity with GAAP (as defined below) consistently applied, and since the date of these statements, there has been no material adverse change in the condition (financial or otherwise), business, properties, operations or prospects of the Borrower (taken as a whole). There are no liabilities of III or any of its subsidiaries, fixed or contingent, which are material to III and its subsidiaries taken as a whole but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since the date of these statements. No written information, exhibit, or report furnished by III or any of its subsidiaries to Lender in connection with the negotiation of this Agreement contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained herein or therein not materially misleading. No Event of Default or event which constitutes, or would, with the giving of notice or lapse of time or both, constitute an Event of Default has occurred and is continuing.

         6.5 Labor Disputes and Acts of God. Neither the business nor the properties of Borrower are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance) materially and adversely affecting such business or properties or the operation of Borrower taken as a whole.

         6.6 Other Agreements. Borrower is not in material default in any respect of the performance, observance, or fulfillment of any of the material obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party.

         6.7 Litigation. Except as set forth on Schedule 6.7, there is no pending or, to Borrower's knowledge, threatened action or proceeding against or affecting Borrower before any court, governmental agency, or arbitrator, which may, in any one case or in the aggregate, materially and adversely affect the condition (financial or otherwise), business, properties, operations or prospects of Borrower or the ability of Borrower to perform its obligations under this Agreement.

         6.8 No Defaults on Outstanding Judgments or Orders. Borrower has satisfied all judgments and none of them is in default with respect to any material judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign.

         6.9 Margin Stock. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Loans will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

         6.10 Financial and Other Reports. Borrower shall keep and maintain its books and records in accordance with generally accepted accounting principles ("GAAP"), consistently applied.

         (a) Annually, Borrower shall deliver to Lender (i) audited consolidated and unaudited consolidating financial statements of III and its subsidiaries, including a consolidated and consolidating balance sheet and income statement and statements of cash flows for such year setting forth in comparative form the corresponding figures for the preceding year accompanied by the report and opinion thereon of independent certified public accountants reasonably acceptable to Lender, as soon as available, but in no event later than one hundred twenty (120) days after the end of III's fiscal year; and (ii) no later than forty-five (45) days after the beginning of each fiscal year, a budget and business plan for such fiscal year of Borrower which includes (A) a projected consolidated and a consolidating balance sheet and statement of income of III and its subsidiaries for such fiscal year (and for each fiscal quarter therein) and a projected consolidated and a consolidating statement of cash flows of III for such fiscal year (and for each fiscal quarter therein) and (B) projected usage and excess Availability of Revolving Loans on a quarterly basis for such fiscal year. All of the foregoing shall be in such form and together with such information with respect to the business of III, its subsidiaries or any guarantor, as Lender may in each case reasonably request.

         (b) Borrower shall, at its expense on or before the thirtieth (30th) day after the end of each monthly accounting period (or on or before the forty-fifth (45th) day after the end of any monthly accounting period whose end coincides with the end of a quarterly accounting period), deliver to Lender: (i) consolidated and consolidating monthly internally prepared interim financial statements, including a consolidated and a consolidating balance sheet and income statement and statements of cash flows for such monthly accounting period in each case setting forth (A) in comparative form consolidated and consolidating figures for the corresponding monthly period and year-to-date period of the preceding fiscal year, (B) year-to-date consolidated and consolidating figures and (C) in comparative form consolidated and consolidating figures for the corresponding period set forth in the annual budget and business plan delivered pursuant hereto and (ii) with respect to any monthly accounting period whose end coincides with the end of a quarterly accounting period, a compliance certificate duly completed and certified by Borrower's chief executive officer or chief financial officer, demonstrating Borrower's compliance with the financial covenants set forth in Section 6.20 for the immediately preceding quarter and showing the calculations therefor in reasonable detail.

         (c) Borrower shall, at its expense on or before the twenty-fifth (25th) day of each month (or more frequently if required by Lender after the occurrence and during the continuance of an Event of Default or after the implementation of the lock box procedures pursuant to Section 5.1), deliver to Lender: (i) Borrowing Base certificate in the form of Schedule C hereto, (ii) true and complete monthly agings of its accounts receivable, accounts payable and notes payable; and (iii) monthly inventory reports.

         (d) Borrower shall, within 25 days after the end of each fiscal quarter, deliver to Lender (i) a quarterly adjustment to the Borrowing Base with respect to Eligible Equipment, (ii) a report setting forth all intercompany loans made during such quarter and the outstanding balances of all intercompany loans (including intercompany loans made during such quarter) as of the end of such quarter and (iii) a report setting forth the amount acquisitions of, investments in, transfers of assets to and loans to Unrestricted Subsidiaries during such quarter and the aggregate amount of such acquisitions, investments, transfers and loans made subsequent to the date hereof.

         (e) Borrower shall furnish to Lender any such other information respecting the condition or operations, financial or otherwise, of Borrower or any of its subsidiaries as Lender may from time to time reasonably request.

         6.11 Trade Names. Borrower may from time to time render invoices to account debtors under its trade names set forth in Section 10.5(g) after Lender has received prior written notice from Borrower of the use of such trade names and as to which, Borrower agrees that: (a) each trade name does not refer to another corporation or other legal entity, (b) all accounts and proceeds thereof (including any returned merchandise) invoiced under any such trade names are owned exclusively by Borrower and are subject to the security interest of Lender and the other terms of this Agreement, and (c) all schedules of accounts and confirmatory assignments including any sales made or services rendered using the trade name shall show Borrower's name as assignor and after the occurrence and during the continuance of an Event of Default, Lender is authorized to receive, endorse and deposit to any loan account of Borrower maintained by Lender all checks or other remittances made payable to any trade name of Borrower representing payment with respect to such sales or services.

         6.12 Losses, Etc. Borrower shall promptly notify Lender in writing of
(a) any loss, damage, investigation, action, suit, proceeding or claim relating to a material portion of the Collateral or which may result in any material adverse change in Borrower's business, assets, liabilities or condition, financial or otherwise (taken as a whole) or (b) the occurrence of any Event of Default or event which constitutes or would, after the giving of notice or lapse of time or both, constitute an Event of Default.

         6.13 Books and Records. The books and records of Borrower concerning accounts and its chief executive office are and shall be maintained only at the address set forth in Section 10.5(d). The only other places of business and the only other locations of Collateral, if any, of the Borrower are and shall be the addresses set forth in Section 10.5 hereof, except Borrower may change such location or open a new place of business after thirty (30) days' prior written notice from Borrower to Lender. Prior to any change in location or opening of any new place of business, Borrower shall execute and deliver or cause to be executed and delivered to Lender such financing statements, financing documents and security and other agreements as Lender may reasonably require, including, without limitation, those described in Section 6.23.

         6.14 Title; Lien Restrictions. Borrower has and at all times will continue to have good and marketable title to all of the Collateral, free and clear of all liens, security interests, claims or encumbrances of any kind except in favor of Lender and except, if any, those set forth on Schedule B hereto (collectively, "PERMITTED LIENS"). Borrower shall not mortgage, assign, pledge, transfer or otherwise permit any lien or judgment (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of its assets or goods, whether real, personal or mixed, whether now owned or hereafter acquired, except for Permitted Liens.

         6.15 Limitations on Corporate Changes, Asset Sales, Mergers, Acquisitions, Modifications to Organizational Documents, Lending of Money and Investments. Borrower shall maintain its corporate existence and shall maintain in full force and effect all material licenses, bonds, franchises, leases, trademarks and qualifications to do business in the jurisdictions in which it is required to do so by the nature and extent of its activities in such jurisdictions. Borrower shall promptly notify Lender of the creation or acquisition of any new subsidiary. Borrower shall not directly or indirectly:
(a) sell, lease, transfer, assign, abandon or otherwise dispose of any part of the Collateral or any material portion of its other assets (other than sales of Collateral to buyers in the ordinary course of business), (b) consolidate with or merge with or into any other entity, or permit any other entity to consolidate with or merge with or into Borrower, (c) acquire any interest in any firm, corporation or other entity, (d) alter or modify any of Borrower's articles or certificate of incorporation or any operating agreement, names, mailing addresses, principal places of business, structure, status or existence or enter into or engage in any business, operation or activity materially different from that presently being conducted by Borrower, or (e) lend or advance money or property to, guarantee or assume indebtedness of, or invest (by capital contribution or otherwise) in any person, firm, corporation or other entity; provided, however, notwithstanding the foregoing:

                   (i) intercompany loans among Borrower and/or investments, transfers or leasing of assets among Borrower shall be permitted;

                  (ii) extensions of trade credit in the ordinary course of business shall be permitted;

                  (iii) loans and advances to employees in the ordinary course of business shall be permitted and other loans and advances to employees shall be permitted up to an aggregate amount of $500,000 at any time outstanding;

                  (iv) transfers to Polytek of certain Midwestern machines previously disclosed by Borrower to Lender shall be permitted and shall not be counted for purposes of the $7,000,000 limitation set forth in subparagraph (v) below; and

                  (v) Borrower may make acquisitions of, investments in, transfers or leasing of assets to and loans to Unrestricted Subsidiaries provided that:

                           (A) the aggregate amount of such investments
                  (including investments to make acquisitions), transfers or leasing of assets and loans less cash received by Borrower in exchange for the transfer of any of such assets or cash received in the form of lease payments with respect to the leasing of any such assets, shall not exceed $7,000,000 at any time outstanding;

                           (B) the value of such assets being transferred or
                  leased to Unrestricted Subsidiaries shall be based upon the net book value of such assets or the amount Lender would lend on such assets if included within the Borrowing Base hereunder, whichever is greater (and, if any such assets are not included in the Borrowing Base, the value of such assets shall be based upon their net book value); and

                           (C) all investments in, transfers or leasing of
                  assets to and loans to a Redesignated Subsidiary prior to its re-designation shall be included within the computation of the foregoing $7,000,000 limitation.

Except for such permitted loans and investments, no other amounts shall directly or indirectly be invested, loaned, paid or distributed by the Borrower in or to the Unrestricted Subsidiaries.

         6.16 Insurance. Borrower shall at all times maintain, with financially sound and reputable insurers, insurance (excluding earthquake insurance but including flood insurance to the extent that any of Borrower's inventory locations are located within a flood hazard area) with respect to the Collateral and other assets. All such insurance policies shall be in such form, substance, amounts and coverage as may be reasonably satisfactory to Lender and shall provide for thirty (30) days' prior written notice to Lender of cancellation or reduction of coverage. Borrower hereby irrevocably appoints Lender and any designee of Lender as attorney-in-fact for Borrower (a) to obtain at Borrower's expense, any such insurance should Borrower fail to do so and after Lender has notified Borrower of such failure and (b) after an Event of Default, to adjust or settle any claim or other matter under or arising pursuant to such insurance or to amend or cancel such insurance. Borrower shall deliver to Lender evidence of all such insurance and a lender's loss payable endorsement satisfactory to Lender as to all existing and future insurance policies with respect to the Collateral. Borrower shall deliver to Lender, in kind, all instruments representing proceeds of insurance received by Borrower and Lender may apply any insurance proceeds received at any time to the cost of repairs to or replacement of any portion of the Collateral and/or, at Lender's option, to payment of or as security for any of the Obligations, whether or not due, in any order or manner as Lender determines; provided, however, prior to the occurrence of an Event of Default, Borrower shall have the option of having insurance proceeds relating to equipment up to an aggregate amount of $1,000,000 per occurrence used solely for purposes of replacing such equipment.

         6.17 Compliance With Laws. Borrower is and at all times will continue to be in compliance in all material respects with the requirements of all material laws, rules, regulations and orders of any governmental authority relating to its business (including laws, rules, regulations and orders relating to taxes, payment and withholding of payroll taxes, employer and employee contributions and similar items, securities, employee retirement and welfare benefits, employee health and safety, or environmental matters) and all material agreements or other instruments binding on Borrower or its property. All of Borrower's inventory shall be produced in accordance with the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto. Borrower has paid and discharged and shall pay and discharge all taxes, assessments and governmental charges against it or any Collateral prior to the date on which penalties are imposed or liens attach with respect thereto, unless the same are being contested in good faith and, at Lender's option (exercised in reasonable discretion), reserves are established for the amount contested and penalties which may accrue thereon.

         6.18 Accounts. With respect to each account deemed an Eligible Account, except as reported in writing to Lender, Borrower has no actual knowledge that any of the criteria for eligibility are not or are no longer satisfied. As to each account, except as disclosed in writing to Lender at the time such account arises, (a) each is valid and legally enforceable and represents an undisputed bona fide indebtedness incurred by the account debtor for the sum reported to Lender, (b) each arises from an absolute and unconditional sale of goods, without any right of return or consignment, or from a completed rendition of services, in each case subject to the customary warranties extended by Borrower,
(c) each is not, at the time such account arises, subject to any defense, offset, dispute, contra relationship, counterclaim, or any given or claimed credit, allowance or discount, and (d) all statements made and all unpaid balances and other information appearing in the invoices, agreements, proofs of rendition of services and delivery of goods and other documentation relating to the accounts, and all confirmatory assignments, schedules, statements of account and books and records with respect thereto, are true and correct and in all material respects what they purport to be.

         6.19 Lockbox Agreement. The Borrower will use its best efforts to obtain within 60 days after the date hereof a letter from each existing lockbox bank of Borrower consenting to the execution of a lockbox agreement, to be effective upon a Lockbox Triggering Event, in form and substance satisfactory to Borrower and Lender.

         6.20 Equipment. With respect to equipment of Borrower, Borrower shall keep the equipment in good order and repair, and in running and marketable condition, ordinary wear and tear excepted; provided, however, Borrower shall have the right to dispose of obsolete equipment in the ordinary course of business.

         6.21 Financial Covenants. Borrower shall (a) not as of the last day of any fiscal quarter permit its LEVERAGE RATIO (as defined in Section 10.4) to exceed the amount(s) set forth in Section 10.4(a), (b) not as of the last day of any fiscal quarter permit its FIXED CHARGE COVERAGE RATIO (as defined in Section 10.4) to fall below the amount(s) set forth in Section 10.4(b), and (c) not after the date hereof, directly or indirectly, expend or commit to expend, for fixed or capital assets (including capital lease obligations) an amount in excess of the Capital Expenditure Limit set forth in Section 10.4(c) in any fiscal year of Borrower. The total amount of capital lease obligations incurred after the date hereof shall be counted against the foregoing Capital Expenditure Limit in the year in which such capital lease obligation are initially incurred.

         6.22 Affiliated and Other Transactions. Borrower will not, directly or indirectly: (a) declare, pay or make any dividend, redemption or other distribution on account of, or purchase, any shares of any class of stock of Borrower now or hereafter outstanding, provided that subsidiaries of III may declare, pay or make any dividend, redemption or other distribution to III and III may make distributions permitted by Section 1011 of that certain Indenture, dated April 23, 1998, by and among III, the subsidiaries of III parties thereto and Norwest Bank Minnesota, National Association (the "INDENTURE"); (b) modify or amend the terms of the Indenture in any way which would be adverse to Lender (in the reasonable determination of Lender) (provided, however, Borrower shall give Lender notice of all changes to the Indenture); (c) make any payment on account of the indebtedness evidenced by the Indenture in violation of the terms thereof; or (d) enter into any sale, lease or other transaction with any officer, director, employee, shareholder or affiliate of Borrower on terms that are less favorable to Borrower than those which might be obtained at the time from persons who are not an officer, director, employee, shareholder or affiliate of Borrower.

         6.23 Fees and Expenses. Borrower shall pay, on Lender's demand, all costs, expenses, filing fees and taxes payable in connection with the preparation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement and all other existing and future agreements or documents contemplated herein or related hereto, including any amendments, waivers, supplements or consents which may hereafter be made or entered into in respect hereof, or in any way involving claims or defense asserted by Lender or claims or defense against Lender asserted by Borrower, any of its subsidiaries, any guarantor or any third party directly or indirectly arising out of or related to the relationship between Borrower and Lender or any guarantor and Lender, including, but not limited to the following, whether incurred before, during or after the Term or after the commencement of any case with respect to Borrower or any guarantor under the United States Bankruptcy Code or any similar statute: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes and intangibles taxes, if applicable); (b) all fees as then in effect relating to the wire transfer of loan proceeds and other funds and fees then in effect for returned checks and credit reports; (c) all expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrower's operations and inspections under Section 5.9 up to an aggregate amount equal to the Field Examination Fee set forth in Section 10.3(e) (provided, however, such limitation shall not be applicable after the occurrence and during the continuance of an Event of Default), plus such fees and disbursements incurred as a result of litigation between the parties hereto, any third party and in any appeals arising therefrom; (d) all costs, fees, penalties or other liabilities arising or incurred in connection with any litigation, claims, judgments or suits (including, without limitation, environmental liabilities); and (e) the costs, fees and disbursements of outside counsel to Lender.

         6.24 Further Assurances. At the reasonable request of Lender, at any time and from time to time, at Borrower's sole expense, Borrower shall execute and deliver or cause to be executed and delivered to Lender, such agreements, documents and instruments, including, without limitation, waivers, consents and subordination agreements from mortgagees or other holders of security interests or liens, landlords or bailees and stock certificates and other securities, instruments and chattel paper, endorsed as Lender may direct, with, as appropriate, and do or cause to be done such further acts as Lender, in its reasonable discretion, deems necessary or desirable to create, preserve, perfect or validate any security interest of Lender or the priority thereof in the Collateral and otherwise to effectuate the provisions and purposes of this Agreement. Borrower hereby authorizes Lender to file financing statements or amendments against Borrower in favor of Lender with respect to the Collateral, without Borrower's signatures (if Borrower has refused to sign any of such documents), and to file as financing statements any carbon, photographic or other reproductions of this Agreement or any financing statements signed by Borrower. At Lender's request, Borrower shall promptly notify Lender in writing of any trademarks, copyrights, patents, licenses or other intellectual property that it acquires following the date hereof.

         6.25 Loans, Etc. The proceeds of the Loans shall be used to refinance existing indebtedness, to finance capital expenditures and to finance Borrower's working capital needs and other general corporate purposes.

         6.26 Environmental Condition. To the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute. To the best of Borrower's knowledge, no lien arising under any Environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower. Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency relating to any action or omission by Borrower resulting in the releasing, or otherwise exposing of hazardous waste or hazardous substances into the environment. Except as disclosed in Schedule 6.25, Borrower is in compliance (in all material respects) with all statutes, regulations, ordinances and other legal requirements pertaining to the production, storage, handling, treatment, release. transportation or disposal of any hazardous waste or hazardous substance.

         6.27 Restrictions on Additional Indebtedness. Borrower shall not incur or create any liability or indebtedness other than (a) under this Agreement, (b) existing indebtedness set forth on Schedule D hereto, (c) trade payables and accrued expenses in the ordinary course of business, (d) intercompany indebtedness among Borrower and (e) other indebtedness provided the aggregate amount of such other indebtedness at any time outstanding shall not exceed $5,000,000 (collectively, "PERMITTED INDEBTEDNESS").

         6.27 Limitations. Borrower shall not create, directly or indirectly, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such person to grant liens on its property, except for encumbrances or restrictions existing under or by reason of (i) customary non-assignment provisions in any lease governing a leasehold interest, (ii) this Agreement and (iii) the Indenture.

SECTION 7.  EVENTS OF DEFAULT AND REMEDIES

         7.1 Events of Default. All Obligations shall be immediately due and payable, without notice or demand, and any provisions of this Agreement as to future loans and credit accommodations by Lender shall terminate automatically, upon the termination or non-renewal of this Agreement or upon the occurrence of an event described in Section 7.1(g) or (h) below, or at Lender's option, upon or at any time after the occurrence or existence of any one or more of the following "EVENTS OF DEFAULT":

         (a) Borrower fails to pay when due any of the Obligations or fails to perform any of the terms of this Agreement or any other existing or future financing, security or other agreement between Borrower and Lender or any affiliate of Lender and (i) if such failure relates to the payment of interest or fees, such failure is not remedied within 3 days after the occurrence thereof, (ii) with respect to the first time Borrower fails to comply with
Section 6.10(a), such failure is not remedied within 10 days after Borrower receives notice from Lender of the occurrence thereof, (iii) with respect to the first three non-consecutive times Borrower fails to comply with Section 6.10(b), any such failure is not remedied within 5 days after Borrower receives notice from Lender of the occurrence thereof, (iv) with respect to the first five non-consecutive times Borrower fails to comply with Section 6.10(c), any such failure is not remedied within 3 days after Borrower receives notice from Lender of the occurrence thereof, (v) with respect to the first three non-consecutive times Borrower fails to comply with Section 6.10(d), any such failure is not remedied within 5 days after Borrower receives notice from Lender of the occurrence thereof, (vi) with respect to the failure of Borrower to comply with
Section 6.10(e), any such failure is not remedied within 5 days after Borrower receives notice from Lender of the occurrence thereof, and (vii) with respect to the failure of Borrower to comply with Section 6.17 hereof, such failure is not remedied within 30 days after Borrower receives notice from Lender of such failure;

         (b) Any representation, warranty or statement of fact made by Borrower to Lender in this Agreement or any other agreement, schedule, confirmatory assignment or otherwise, or to any affiliate of Lender, shall prove inaccurate or misleading in any material respect;

         (c) Any guarantor revokes, terminates or fails to perform any of the terms of any guaranty, endorsement or other agreement of such party in favor of Lender or any affiliate of Lender;

         (d) Any judgment or judgments aggregating in excess of $2,500,000 or any material injunction or attachment is obtained against Borrower or any guarantor which is final and non-appealable or is enforced;

         (e) Borrower or any guarantor or a general partner of a guarantor or Borrower (which is a partnership), being a natural person, dies, or Borrower or any guarantor which is a partnership or corporation, is dissolved, or Borrower or any guarantor which is a corporation fails to maintain its corporate existence in good standing, or the usual business of Borrower or any guarantor ceases or is suspended;

         (f) Any Change of Control (as defined in the Indenture);

         (g) Borrower or any guarantor becomes insolvent, makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a general meeting of its creditors or principal creditors;

         (h) Any petition or application for any relief under the bankruptcy laws of the United States now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed by or against Borrower or any guarantor, and if against Borrower or any guarantor, such petition or application is not set aside with 60 days of the filing thereof;

         (i) The indictment or threatened indictment of Borrower or any guarantor under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Borrower or any guarantor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of Borrower or such guarantor;

         (j) (i) The acceleration of the indebtedness under the credit agreement, dated July 24, 1997, between Polytek and ABN AMRO Bank NV (as such credit agreement may be amended, restated, supplemented, refinanced or otherwise modified from time to time) or (ii) any default or event of default occurs on the part of Borrower under any agreement, document or instrument to which Borrower is a party (other than the above referenced Polytek credit agreement) or by which Borrower or any of its property is bound, creating or relating to any indebtedness of Borrower to any person or entity other than Lender in a then outstanding amount exceeding $5,000,000, if the effect of such default is to accelerate, or to permit the acceleration of, the maturity of all or any part of such indebtedness, or all or any part of any such indebtedness shall be declared to be due and payable or required to be prepaid for any other reason, in either event prior to the stated maturity thereof.

         7.2 Remedies. Upon the occurrence of an Event of Default and at any time thereafter, Lender shall have all rights and remedies provided in this Agreement, any other agreements between Borrower and Lender, the UNIFORM COMMERCIAL CODE (as defined below) or other applicable law, all of which rights and remedies may be exercised without notice to Borrower, all such notices being hereby waived, except such notice as is expressly provided for hereunder or is not waivable under applicable law. All rights and remedies of Lender are cumulative and not exclusive and are enforceable in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions and in any order Lender may determine. Without limiting the foregoing, Lender may (a) accelerate the payment of all Obligations and demand immediate payment thereof to Lender, (b) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral and Lender is hereby granted a license or sublicense and all other rights as may be necessary, appropriate or desirable to use intellectual property in connection with the foregoing, and the rights of Borrower under all licenses shall inure to Lender's benefit (provided, however, that any use of any federally registered trademarks as to any goods shall be subject to the control as to the quality of such goods of the owner of such trademarks and the goodwill of the business symbolized thereby), (c) require Borrower, at Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (d) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (e) extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions any and all accounts or other Collateral which includes a monetary obligation and discharge or release the account debtor or other obligor, without affecting any of the Obligations, or (f) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, by public or private sales at any exchange, broker's board, any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, seven days' prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. Notwithstanding the foregoing to the contrary, upon the occurrence of an Event of Default described in Section 7.1(g) or (h), the obligation of Lender to make Loans and other extensions of credit hereunder shall automatically terminate and the Loans and other Obligations hereunder shall become due and payable without further act or notice.

         7.3 Application of Proceeds. Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of any of the Obligations, in whole or in part (including reasonable attorneys' fees and legal expenses incurred by Lender with respect thereto or otherwise chargeable to Borrower) and in such order as Lender may elect, whether or not then due. Borrower shall remain liable to Lender for the payment of any deficiency together with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including reasonable attorneys' fees and legal expenses.

         7.4 Lender's Cure of Third Party Agreement Default. Lender may, at its option after the occurrence and during the continuance of an Event of Default, cure any default by Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower, discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and pay any amount, incur any expense or perform any act which, in Lender's sole judgment, is necessary or appropriate to preserve, protect, insure, maintain, or realize upon the Collateral. Lender may charge Borrower's loan account for any amounts so expended, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment, bonding or discharge, and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower or any of its subsidiaries.


SECTION 8.  JURY TRIAL WAIVER; CERTAIN OTHER WAIVERS AND CONSENTS

         8.1 JURY TRIAL WAIVER. BORROWER AND LENDER EACH WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED BY EITHER OF THEM AGAINST THE OTHER WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE OBLIGATIONS, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY BORROWER OR LENDER, OR IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWER AND LENDER. IN NO EVENT WILL LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

         8.2 Counterclaims. Borrower waives all rights to interpose any claims, deductions, setoff or counterclaims of any kind, nature or description in any action or proceeding instituted by Lender with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating thereto, except compulsory counterclaims.

         8.3 Jurisdiction. Borrower hereby irrevocably submits and consents to the nonexclusive jurisdiction of the State and Federal Courts located in the State in which the office of Lender designated in Section 10.5(a) is located and any other State where any Collateral is located with respect to any action or proceeding arising out of this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating thereto. In any such action or proceeding, Borrower waives personal service of the summons and complaint or other process and papers therein and agrees that the service thereof may be made by mail directed to Borrower at its chief executive office set forth herein or other address thereof of which Lender has received notice as provided herein, service to be deemed complete five (5) days after mailing, or as permitted under the rules of either of said Courts. Any such action or proceeding commenced by Borrower against Lender will be litigated only in a Federal Court located in the district, or a State Court in the State and County, in which the office of Lender designated in Section 10.6(a) is located and Borrower waives any objection based on FORUM NON CONVENIENS and any objection to venue in connection therewith.

         8.4 Arbitration. (a) Notwithstanding any provisions of Section 8.3 to the contrary, upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement ("DISPUTES") between or among parties to this Agreement shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from documents executed by the parties hereto in the future in connection with this Agreement, or claims arising out of or connected with the transaction reflected by this Agreement.

         Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "ARBITRATION RULES") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. A hearing shall begin within 90 days of demand for arbitration and all hearing shall be concluded within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension, and then no more than a total extension of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. The panel from which all arbitrators are selected shall be comprised of licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney. The parties hereto do not waive applicable Federal or state substantive law except as specifically provided herein. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements.

         (b) Notwithstanding the preceding binding arbitration provisions, Lender and Borrower agree to preserve, without diminution, certain remedies that Lender may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. Lender shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable (to the extent available under applicable law) (i) all rights to foreclose against any Collateral or other security by exercising a power of sale granted under this Agreement or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to the Lender's entitlement to such remedies is a Dispute. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

         (c) The parties hereto agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

         (d) By execution and delivery of this Agreement, each of the parties hereto accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction relating to any arbitration proceedings conducted under the Arbitration Rules in Charlotte, North Carolina and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement from which no appeal has been taken or is available.

         8.5 No Waiver by Lender. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. A waiver by Lender of any right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.


SECTION 9.  TERM OF AGREEMENT; MISCELLANEOUS

         9.1 Term. This Agreement shall only become effective upon execution and delivery by Borrower and Lender and shall continue in full force and effect for a term set forth in Section 10.6 from the date hereof (the "TERM").

         9.2 Additional Cash Collateral. Upon termination of this Agreement by Borrower, as permitted herein, in addition to payment of all Obligations which are not contingent, Borrower shall deposit such amount of cash collateral as Lender determines is necessary to secure Lender from loss, cost, damage or expense, including reasonable attorneys' fees, in connection with any Letters of Credit or remittance items or other payments provisionally credited to the Obligations and/or to which Lender has not yet received final and indefeasible payment.

         9.3 Notices. Except as otherwise provided, all notices, requests and demands hereunder shall be (a) made to Lender at its address set forth in
Section 10.5(a) and to Borrower at its chief executive office set forth in
Section 10.6(d) (with a copy to Gratch Jacobs & Brozman, P.C., 950 Third Avenue, New York, New York 10022), or to such other address as either party may designate by written notice to the other in accordance with this provision, and
(b) deemed to have been given or made: if by hand, immediately upon delivery, if by telex, telegram or telecopy (fax), immediately upon receipt; if by overnight delivery service, one day after dispatch; and if by first class or certified mail return receipt requested, five days after mailing.

         9.4 Severability. If any provision of this Agreement is held to be invalid or unenforceable, such provision shall not affect this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable.

         9.5 Entire Agreement; Amendments; Assignments. This Agreement and the Promissory Note contain the entire agreement of the parties as to the subject matter hereof, all prior commitments, proposals and negotiations concerning the subject matter hereof being merged herein. Neither this Agreement nor any provision hereof shall be amended, modified or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender and Borrower. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns, except neither Borrower nor Lender shall assign its rights hereunder without the consent of the other.

         9.6 Discharge of Borrower. No termination of this Agreement shall relieve or discharge Borrower of its Obligations, grants of Collateral, duties and covenants hereunder or otherwise until such time as all Obligations to Lender have been indefeasibly paid and satisfied in full.

         9.7 Usage. All terms used herein which are defined in the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement and all references to the singular or plural herein shall also mean the plural or singular, respectively.

         9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State in which the office of Lender set forth in
Section 10.6(a) below is located. References herein to the "UNIFORM COMMERCIAL CODE" shall, unless otherwise provided herein, refer to the Uniform Commercial Code in effect in such state.

         9.9 Concerning Joint and Several Liability of Borrowers. (a) This
Section 9.9 shall apply if more than one Borrower is specified in Section 10.5(c). Each of such Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by Lender under this Agreement, for the mutual benefit, directly and indirectly, of each of such Borrowers and in consideration of the undertakings of each of such Borrowers to accept joint and several liability for the obligations of each of them.

         (b) Each of the Borrowers jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them.

         (c) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation.

         (d) The obligations of each Borrower under the provisions of this
Section 9.10 constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

         (e) Except as otherwise expressly provided herein, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Loan made under this Agreement, notice of occurrence of any Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Lender under or in respect of any of the Obligations, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Agreement. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Lender at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Lender in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of Lender, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with the applicable laws or regulations thereunder which might, but for the provisions of this
Section 9.10, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 9.10, it being the intention of each Borrower that, so long as any of the Obligations remain unsatisfied, the obligations of such Borrower under this
Section 9.10 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section
9.10 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or Lender. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower or Lender.

         (f) The provisions of this Section 9.9 are made for the benefit of Lender and its successors and assigns, and may be enforced by Lender from time to time against any of the Borrowers as often as occasion therefor may arise and without requirement on the part of Lender first to marshal any of its claims or to exercise any of its rights against any of the other Borrowers or to exhaust any remedies available to it against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations or to elect any other remedy. The provisions of this Section 9.10 shall remain in effect until all the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section 9.10 will forthwith be reinstated in effect, as though such payment had not been made.

         (g) Notwithstanding any provision to the contrary contained herein or in the Promissory Notes, to the extent the joint obligations of a Borrower shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Borrower hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the federal Bankruptcy Code).

         (h) The Borrowers hereby agree, as among themselves, that if any Borrower shall become an Excess Funding Borrower (as defined below), each other Borrower shall, on demand of such Excess Funding Borrower (but subject to the next sentence hereof and to subsection (B) below), pay to such Excess Funding Borrower an amount equal to such Borrower's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Borrower) of such Excess Payment (as defined below). The payment obligation of any Borrower to any Excess Funding Borrower under this Section 9.10(h) shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Borrower under the other provisions of this Agreement, and such Excess Funding Borrower shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes hereof, (i) "Excess Funding Borrower" shall mean, in respect of any Obligations arising under the other provisions of this Agreement (hereafter, the "Joint Obligations"), a Borrower that has paid an amount in excess of its Pro Rata Share of the Joint Obligations; (ii) "Excess Payment" shall mean, in respect of any Joint Obligations, the amount paid by an Excess Funding Borrower in excess of its Pro Rata Share of such Joint Obligations; and (iii) "Pro Rata Share", for the purposes of this Section 9.10(h), shall mean, for any Borrower, the ratio (expressed as a percentage) of (A) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Borrower (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Borrower hereunder) to (B) the amount by which the aggregate present fair salable value of all assets and other properties of such Borrower and all of the other Borrowers exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Borrower and the other Borrowers hereunder) of such Borrower and all of the other Borrowers, all as of the date hereof (if any Borrower becomes a party hereto subsequent to the date hereof, then for the purposes of this Section 9.10(h) such subsequent Borrower shall be deemed to have been a Borrower as of the date hereof and the information pertaining to, and only pertaining to, such Borrower as of the date such Borrower became a Borrower shall be deemed true as of the date hereof).

         (i) If the co-borrower structure of this Agreement causes the Borrower to have adverse tax consequences (as reasonably determined by III and agreed to by the Lender), this Agreement shall be amended to provide that III shall be the Borrower hereunder and that the Restricted Subsidiaries shall be guarantors of the obligations of III hereunder provided (i) no Event of Default hereunder then exists, (ii) the Lender reasonably determines that there will be no adverse impact to the Lender on account of such restructuring, (iii) III and the Restricted Subsidiaries execute any and all documents requested by the Lender in connection with such restructuring and (iv) III and the Restricted Subsidiaries pay all costs and expenses of the Lender in connection with such restructuring.

         9.10 Indenture. Borrower hereby confirms that the Obligations are "Designated Senior Indebtedness", as that term is defined in clause (i) of the definition of Designated Senior Indebtedness under the Indenture. Borrower hereby agrees that the Obligations shall be "Senior Indebtedness" and "Designated Senior Indebtedness" for all purposes under the Indenture. Borrower hereby agrees that this Agreement is the "Credit Agreement" under the Indenture on account of the refinancing of the existing Credit Agreement dated as of February 4, 1998 with NationsCredit Commercial Corporation and NationsBridge LLC.

SECTION 10.  ADDITIONAL DEFINITIONS AND TERMS

         10.1     (a)      Maximum Revolving Credit:                                                    $30,000,000

                  (b)      Maximum days after invoice
                           date for Eligible Accounts with
                           normal terms of sale:                                                                 90

                  (c)      Maximum days after due date
                           for Eligible Accounts with
                           extended terms of sale:                                                               30

         10.2     Letters of Credit:

                  (a)      Lender's Letter of Credit Charges:                                 Applicable Percentage
                                                                                               for Eurodollar Loans
                                                                                                    set forth below

                  (b)      Sublimit for Letters of Credit:                                               $2,000,000

         10.3     Interest, Fees & Charges:

                  (a) Interest. The Applicable Percentage for purposes of calculating the applicable interest rate for any day for any Revolving Loan is the appropriate applicable percentage corresponding to the Leverage Ratio in effect as of the most recent CALCULATION DATE (as defined below) set forth below:

=============================================================================================

                                                Applicable                Applicable
   Pricing             Leverage               Percentage for         Percentage for Base
    Level               Ratio                Eurodollar Loans             Rate Loans
                                               and Floating
                                               LIBOR Loans
---------------------------------------------------------------------------------------------
      I       more than 5.5 to 1.0                 2.25%                     1.00%
---------------------------------------------------------------------------------------------
     II       more than 5.0 to 1.0                 2.00%                     0.75%
              but less than or equal to
                        5.5 to 1.0
---------------------------------------------------------------------------------------------
     III      more than 4.5 to 1.0                 1.75%                     0.50%
              but less than or equal to
                        5.0 to 1.0
---------------------------------------------------------------------------------------------
     IV       more than 4.0 to 1.0                 1.50%                     0.25%
              but less than or equal to
                        4.5 to 1.0
---------------------------------------------------------------------------------------------
      V       less than or equal to
                        4.0 to 1.0                 1.25%                     0.00%

=============================================================================================

         The Applicable Percentages shall be determined and adjusted quarterly on the date (each a "CALCULATION DATE") five Business Days after the date by which Borrower is required to provide the officer's certificate in accordance with the provisions of Section 6.10(b) for the most recently ended fiscal quarter of Borrower provided, however, that (i) the initial Applicable Percentages shall be based on Pricing Level III (as shown above) and shall remain at Pricing Level III until the first Calculation Date subsequent to March 31, 1999 and (ii) if Borrower fails to provide the officer's certificate to Lender as required by
         Section 6.10(b) for the last day of the most recently ended fiscal quarter of Borrower preceding the applicable Calculation Date, the Applicable Percentage from such Calculation Date shall be based on Pricing Level I until such time as an appropriate officer's certificate is provided. Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Percentages shall be applicable to all existing Loans as well as any new Loans made or issued.

                  (b)      Clearance:                                           1 Business Day on
                                                                                deposited funds;
                                                                                same day for
                                                                                electronic or
                                                                                other "good" funds

                  (c)      Facility Fee:                                        $225,000

                  (d)      Unused Line Fee:                                     .25%

                  (e)      Field Examination Fee:                               Not to exceed
                                                                                $10,000 per fiscal

                                                                                year (or a pro rata
                                                                                portion of such
                                                                                amount for a partial
                                                                                fiscal year)

         10.4     Financial Covenants:

                  (a)      Leverage Ratio:                                      (i)  6.25 to 1.0 as of
                                                                                the last day of each
                                                                                fiscal quarter ending
                                                                                during the period
                                                                                commencing on the
                                                                                date hereof through
                                                                                June 30, 2000


                                                                                (ii) 5.50 to 1.0 as of
                                                                                the last day of each
                                                                                fiscal quarter ending
                                                                                during the period
                                                                                commencing on July 1,
                                                                                2000 through June 30,
                                                                                2001


                                                                                (iii) 5.00 to 1.0 as of
                                                                                the last day of each
                                                                                fiscal quarter ending
                                                                                during the period
                                                                                commencing on July 1,
                                                                                2001 through June 30,
                                                                                2002


                                                                                (iv) 4.50 to 1.0 as of
                                                                                the last day of each
                                                                                fiscal quarter ending
                                                                                during the period
                                                                                commencing on July 1,
                                                                                2002 and thereafter

                  (b)      Fixed Charge Coverage Ratio                          1.0 to 1.0

                  (c)      Capital Expenditure Limit:                           (i)  $35,000,000
                                                                                during the period

                                                   37

                                                                                commencing on the date
                                                                                hereof through December
                                                                                31, 1999 (with unused
                                                                                amounts up to $15,000,000
                                                                                available for use in the
                                                                                following fiscal year)


                                                                                (ii) $10,000,000 during
                                                                                each fiscal year
                                                                                thereafter (with unused
                                                                                amounts up to $2,500,000
                                                                                in any fiscal year
                                                                                available for use in the
                                                                                following fiscal year)

         "LEVERAGE RATIO" means, for Borrower, the Restricted Subsidiaries and Polytek, on a consolidated basis for the twelve-month period ending on the last day of any fiscal quarter, the ratio of (i) FUNDED INDEBTEDNESS of Borrower, the Restricted Subsidiaries and Polytek on the last day of such period, to (ii) EBITDA for such period; where "FUNDED INDEBTEDNESS" means all indebtedness for borrowed money, all indebtedness under bonds, notes or similar instruments on which interest payments are customarily made, all indebtedness under conditional sales or title retention documents, all indebtedness issued or assumed as the deferred purchase price of property or services, the principal portion of obligations under capital leases and any guaranties of any such foregoing indebtedness, and "EBITDA" means, for any period, the sum of net income (as adjusted pursuant to subsection
         (f) of the definition of "Consolidated Net Income" contained in the Indenture) of Borrower, the Restricted Subsidiaries and Polytek (but excluding therefrom all extraordinary non-cash items of income or loss (including expense)), plus an amount which, in the determination of such net income, has been deducted for interest expense, total federal, state, local and foreign income, value added and similar taxes and depreciation and amortization expense (and all other non-cash charges), all as determined in accordance with GAAP. Notwithstanding anything to the contrary contained in this Agreement, (i) for purposes of calculating the Leverage Ratio and the Fixed Charge Coverage Ratio for the quarterly accounting period ending closest to September 30, 1998, EBITDA shall be calculated for the 6 monthly accounting periods ended closest to such date multiplied by 2 and (ii) for purposes of calculating the Leverage Ratio and the Fixed Charge Coverage Ratio for the quarterly accounting period ending closest to December 31, 1998, EBITDA shall be calculated for the 9 monthly accounting periods ended closest to such date multiplied by 1.33.

         "FIXED CHARGE COVERAGE RATIO" means, for Borrower, the Restricted Subsidiaries and Polytek, on a consolidated basis for the twelve-month period ending on the last day of any fiscal quarter, the ratio of (i) EBITDA for such period, minus unfinanced consolidated capital expenditures for such period, minus consolidated cash taxes paid during such period, to (ii) the sum of consolidated interest expense for such period, plus consolidated scheduled payments on Funded Indebtedness for such period, plus distributions to Indesco Holdings for such period, plus permitted investments for such period.

         10.5     (a) Lender's Office: First Union National Bank
                                       301 South College Street, DC-4
                                       Charlotte, North Carolina  28288
                                       Mailcode  NC0479
                                       Attention:  John Trainor, Vice President

                  (b) Lender's Bank:   First Union National Bank
                                       Charlotte, North Carolina

                  (c) Borrower:        950 Third Avenue
                                       11th Floor
                                       New York, New York 10022
                                       Attention: Peter Giallorenzo,
                                                  Chief Financial Officer

                  (d) Borrower's Chief Executive Office:   950 Third Avenue
                                                           11th Floor
                                                           New York, New York  10022

                  (e) Locations of Eligible Inventory Collateral:  See Schedule E

                  (f) Borrower's Other Offices and Locations of Collateral:  See Schedule F

                  (g) Borrower's Trade Names for Invoicing:  See Schedule G

                  (h) Borrower's Operating Account:  [________]

                  (i) Other Subsidiaries of III:  Continental Acquisitions (UK) Limited
                                                  Continental Sprayers De Mexico, S.A. de C.V.

         10.6     Term:                5 Years

         IN WITNESS WHEREOF, Borrower and Lender have duly executed this Agreement as of the 29th day of September, 1998.


LENDER


FIRST UNION NATIONAL BANK

By:    /s/ John Trainor

Title: Vice President

BORROWER:

INDESCO INTERNATIONAL, INC.

By:    /s/ Peter Giallorenzo

Title: Vice President and Chief Financial Officer

AFA PRODUCTS, INC.

By:    /s/ Peter Giallorenzo

Title: Authorized Signatory


CONTINENTAL SPRAYERS
INTERNATIONAL, INC.


By:    /s/ Peter Giallorenzo

Title: Authorized Signatory




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